SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2007 (May 31, 2007)

Ameris Bancorp

(Exact name of registrant as specified in its charter)

Georgia	001-13901	58-1456434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

24 2nd Avenue, S.E., Moultrie, Georgia		31768
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(229) 890-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(a)	Bogan Employment Agreement

On May 31, 2007, Ameris Bancorp (the “Company”) and Marc J. Bogan entered into an employment agreement pursuant to which Mr. Bogan will serve as the Company’s Regional Executive for the Coastal Region of South Carolina (the “Bogan Employment Agreement”). Under the Bogan Employment Agreement, Mr. Bogan has agreed to serve in such capacity for an initial term of one year, which initial term shall be automatically renewed for additional consecutive one-year terms unless timely notice of non-renewal is given by either the Company or Mr. Bogan. Notwithstanding any notice not to so extend, the term of the Bogan Employment Agreement will not expire prior to the expiration of 12 months after the occurrence of a Change of Control (as defined) of the Company. The Bogan Employment Agreement provides that Mr. Bogan will receive a minimum base salary of $165,000.

In addition, the Bogan Employment Agreement provides that Mr. Bogan is entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and position with the Company. The Bogan Employment Agreement further provides that, in the event of termination of Mr. Bogan’s employment with the Company, the Company will pay to Mr. Bogan his base salary and annual bonus through the date of termination and, if he terminates his employment for “good reason” (as defined) within twelve months after a Change of Control, his base salary and a bonus in an amount determined pursuant to the terms of the Bogan Employment Agreement for one additional 12-month period. Upon a termination of Mr. Bogan’s employment under certain circumstances, Mr. Bogan will have the opportunity for a period of 90 days following the date of such termination to exercise all of his outstanding stock options at the exercise prices thereof. The Bogan Employment Agreement also includes certain restrictive covenants which limit Mr. Bogan’s ability to compete with the Company or divulge certain confidential information concerning the Company.

The foregoing description of the Bogan Employment Agreement is qualified in its entirety by reference to the Bogan Employment Agreement, a copy of which is attached hereto and incorporated herein by this reference.

(b)	Sturm Employment Agreement

On May 31, 2007, the Company and H. Richard Sturm entered into an employment agreement pursuant to which Mr. Sturm will serve as the Company’s Regional Executive for the Western Region of South Carolina (the “Sturm Employment Agreement”). Under the Sturm Employment Agreement, Mr. Sturm has agreed to serve in such capacity for an initial term of one year, which initial term shall be automatically renewed for additional consecutive one-year terms unless timely notice of non-renewal is given by either the Company or Mr. Sturm. Notwithstanding any notice not to so extend, the term of the Sturm Employment Agreement will not expire prior to the expiration of 12 months after the occurrence of a Change of Control (as defined) of the Company. The Sturm Employment Agreement provides that Mr. Sturm will receive a minimum base salary of $165,000.

In addition, the Sturm Employment Agreement provides that Mr. Sturm is entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and position with the Company. The Sturm Employment Agreement further provides that, in the event of termination of Mr. Sturm’s employment with the Company, the Company will pay to Mr. Sturm his base salary and annual bonus through the date of termination and, if he terminates his employment for “good reason” (as defined) within twelve months after a Change of Control, his base salary and a bonus in an amount determined pursuant to the terms of the Sturm Employment Agreement for one additional 12-month period. Upon a termination of Mr. Sturm’s employment under certain circumstances, Mr. Sturm will have the opportunity for a period of 90 days following the date of such termination to exercise all of his outstanding stock options at the exercise prices thereof. The Sturm Employment Agreement also includes certain restrictive covenants which limit Mr. Sturm’s ability to compete with the Company or divulge certain confidential information concerning the Company.

The foregoing description of the Sturm Employment Agreement is qualified in its entirety by reference to the Sturm Employment Agreement, a copy of which is attached hereto and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Executive Employment Agreement with Marc J. Bogan dated as of May 31, 2007.

10.2	Executive Employment Agreement with H. Richard Sturm dated as of May 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Edwin W. Hortman, Jr.
Edwin W. Hortman, Jr., President and Chief Executive Officer

Dated: June 6, 2007

EXHIBIT INDEX

10.1	Executive Employment Agreement with Marc J. Bogan dated as of May 31, 2007.

10.2	Executive Employment Agreement with H. Richard Sturm dated as of May 31, 2007.